Exhibit 99.1

         AltiGen Posts First Full Year of Profitability for Fiscal 2004

    FREMONT, Calif., Nov. 17 /PRNewswire-FirstCall/ -- AltiGen Communications, Inc. (Nasdaq: ATGN), a leading provider of next generation IP-PBX phone systems today reported its financial results for the Company's fourth quarter and full fiscal year ended September 30, 2004.
    Revenue for the fourth quarter of fiscal 2004 was $4.0 million, compared to $3.2 million a year ago and $3.9 million in the third quarter of fiscal 2004. Net profit for the quarter was $136,000 or $0.01 per diluted share, compared to a net loss of $481,000 or $0.03 per share a year ago and net profit of $185,000 or $0.01 per diluted share in the third quarter.
    Revenue for the full 2004 fiscal year was $14.8 million compared to $11.8 million for 2003. Net profit for fiscal 2004 was $28,000 or $0.00 per share compared to a net loss of $3.5 million or $0.26 per share for 2003.
    "This has been a landmark year for us, posting our first full fiscal year of profitability," said Gilbert Hu, President and Chief Executive Officer of AltiGen Communications. "Achieving profitability in fiscal 2004 was our primary goal during the year and a driving force behind much of our decision making. While sustaining our profitability, we have identified a new set of milestones for 2005 which include targeted growth in the call center markets, geographic expansion in Europe and Asia, and renewed focus on our installed base as a source of ongoing new business."
    The fiscal year 2004 was highlighted by the release of the Company's sixth generation of AltiServ telephony software. AltiGen continues to deliver meaningful capabilities never before available to the small- to mid-sized market. With this release, the Company began to focus on the key areas of mobility, reliability and customer contact applications, critical for our customers' own business success.

    -- For mobility, the Company released its ExtensionAnywhere(TM) capabilities allowing users of AltiGen telephone systems to use their mobile phones as their extensions.
    -- For maximizing reliability the Company now offers AltiWare(TM) system redundancy to allow AltiGen telephone systems to operate in a redundancy configuration without interruption.
    -- For improved customer contact capabilities all AltiGen telephone systems now include the AltiServ(TM) contact center with a full suite of call center capabilities making them ideal for customer-focused businesses needing a complete call center.

    Also during the year, influential industry publications recognized both the AltiGen Call Center and the AltiGen IP Phone system with "Product of the Year" awards and the Company's customer contact solutions integration with Microsoft(R) CRM received awards for Customer Relationship Management excellence and innovation.
    "The 5.0 release is the most significant feature release in the history of the AltiServ product line. As an innovator, we have always focused on staying a step ahead of our competition. In this release, we introduced over 100 new features and capabilities for both our IP telephone systems and our advanced call center solutions. Mobility, reliability and advanced call center solutions are very real examples of why both current and new customers look to AltiGen to help them meet their business communications challenges, and why we look forward to continued success in 2005," concluded Hu.
    Phil McDermott, AltiGen's Chief Financial Officer commented, "Based on current business trends, we believe our strong growth will continue in 2005. Given our disciplined management of operations, we believe earnings growth should outpace revenue growth during the new fiscal year."

    Conference Call
    The Company will conduct a conference call with investment professionals at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today, November 17, 2004 to discuss the Company's results of operations for the fourth quarter. Dial 800-223-9488 to listen in to the call. A live Webcast will also be made available at http://www.altigen.com and will be archived for 90 days at this URL.

    About AltiGen
    AltiGen(R) Communications, Inc. is a leading manufacturer of IP telephony and contact center systems. The company designs, manufactures and markets next generation, IP PBX telephone systems and IP contact centers that use both the Internet and the public telephone network to enable an array of applications that take advantage of the convergence of voice and data communications. AltiGen Communications products are available from authorized resellers. AltiGen's AltiServ(TM) has been recognized for excellence with more than 40 industry awards since 1996. Deloitte & Touche(R) has named AltiGen, as the 111th fastest growing company in the U.S. AltiGen Communications remains the leading manufacturer of delivered next-generation business telephony for the SMB market and is a certified Microsoft(R) Gold ISV.

    Safe Harbor Statement
    This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding the continued market acceptance of our Voice over IP telephone systems and call center solutions in the small to midsize marketplace, the continued success of our new product releases, our ability to sustain profitability, the ability of earnings growth to outpace revenue growth, growth in Europe and Asia, focus on our current installed base for new business, and capabilities of our products versus those of competitors in our target markets. These statements reflect management's current expectation. However, actual results could differ materially as a result of unknown risks and uncertainties, including but not limited to, risks related to AltiGen's limited operating history. For a more detailed description of these and other risks and uncertainties affecting AltiGen's performance, please refer to the Company's most recent 10Q dated June 30, 2004, and its 10K dated September 30, 2003. AltiGen assumes no obligation to update the forward-looking information contained in this press release.


                         AltiGen Communications, Inc.
               Condensed Consolidated Statements of Operations
                (Amounts in thousands, except per share data)

                                          Fourth Quarter
                                              Ended          Year Ended
                                           September 30     September 30
                                         FY 2004 FY 2003  FY 2004  FY 2003
    Net Revenues                          $4,036  $3,178  $14,842  $11,824
    Gross profit                           2,598   1,941    9,235    6,846

    Research and development                 888     987    3,288    3,990
    Selling, general & administrative      1,607   1,445    6,024    6,591
    Deferred stock compensation               --      14       --       55

    Operating profit (loss)                  103    (505)     (77)  (3,790)

    Interest and other income, net            33      24      105      241

    Net profit (loss)                       $136   $(481)     $28  $(3,549)

    Basic and diluted net profit (loss)
     per share                             $0.01  $(0.03)   $0.00   $(0.26)

    Weighted average shares outstanding
          Basic                           14,384  13,851   14,242   13,643
          Diluted                         15,596  13,851   15,725   13,643


                    Condensed Consolidated Balance Sheets
                            (Amounts in thousands)

                                                September 30,    September 30,
                                                     2004             2003

    Cash and cash equivalents                       $5,367           $8,548
    Short-term investments                           4,667            1,598
    Accounts receivable, net                         1,857            1,521
    Inventories                                      1,058              910
    Other current assets                                67              193
    Net property and equipment                         152              245
    Other long-term assets                             348              195
    Total Assets                                   $13,516          $13,210

    Current liabilities                             $2,702           $2,920
    Long-term deferred rent                            145               --
    Stockholders'  equity                           10,669           10,290

    Total Liabilities and Stockholders' Equity     $13,516          $13,210


SOURCE  AltiGen Communications, Inc.
    -0-                             11/17/2004
    /CONTACT: Phil McDermott, CFO of AltiGen Communications, +1-510-252-9712, or pmcdermott@altigen.com; or Jason Golz, jgolz@fd-us.com, or Quynh Nguyen, both of Financial Dynamics Investor Relations, +1-415-439-4532, for AltiGen Communications, Inc./
    /Web site:  http://www.altigen.com /
    (ATGN)

CO:  AltiGen Communications, Inc.
ST:  California
IN:  CPR TLS MLM ITE
SU:  ERN ERP CCA